UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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BMO FUNDS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Proxy Question and Answer

BMO Aggregate Bond Fund Reorganization into BMO TCH Core Plus Bond Fund

Q.	Can you explain the proposed reorganization?

A.	The BMO Aggregate Bond Fund will be reorganized into the BMO TCH Core Plus Bond Fund. The reorganization is intended to be tax-free to shareholders and will be accomplished through a transfer of all of the assets and liabilities of the Aggregate Bond Fund to the Core Plus Bond Fund, with the Core Plus Bond Fund issuing its shares to the shareholders of the Aggregate Bond Fund who will then become shareholders of the Core Plus Bond Fund.

Specifically, holders of Investor Class shares of the Aggregate Bond Fund will automatically receive Investor Class shares of the Core Plus Bond Fund in exchange for their Investor Class shares of the Aggregate Bond Fund, and holders of Institutional Class shares of the Aggregate Bond Fund will automatically receive Institutional Class shares of the Core Plus Bond Fund in exchange for their Institutional Class shares of the Aggregate Bond Fund. The value of the shares of the Core Plus Bond Fund that shareholders of the Aggregate Bond Fund will receive in the reorganization will be the same as the value of their Aggregate Bond Fund shares immediately prior to the reorganization. Shareholders will not incur any costs, fees or charges in the reorganization.

Q.	Why has this proposal been made for the Aggregate Bond Fund?

A.	The primary purpose of the reorganization is to combine the Funds following the recommendation of BMO Asset Management Corp. (the “Adviser”) to streamline two of the BMO Funds portfolio offerings. The Adviser recommended the reorganization because of the similarities between the investment objectives, investment strategies, risks and portfolios of the Aggregate Bond and Core Plus Funds, with the exception of the Core Plus Bond Fund’s use of an affiliated sub-adviser and the ability to invest in high yield and foreign debt securities.

The reorganization has been unanimously approved by the Board of Directors of BMO Funds, Inc. The Board of Directors recommends that shareholders of the Aggregate Bond Fund approve the reorganization. The Adviser also recommends the reorganization.

Q.	Who will manage the BMO TCH Core Plus Bond Fund?

A.	The investment adviser for the Aggregate Bond Fund is the Adviser, BMO Asset Management Corp. Following the reorganization, the investment adviser for the Aggregate Bond Fund will continue to be BMO AM, but the Core Plus Bond Fund is subadvised by an affiliate of the Adviser, Taplin, Canida & Habacht, LLC (“TCH”).

Q.	Will the investment objective or investment policies change as a result of the reorganization?

A.	Both Funds have the same investment objective, but there are certain differences in the investment policies. The Core Plus Bond Fund may invest up to 20% of its assets in below investment grade securities, also known as junk bonds and may also invest up to 20% of its assets in foreign debt securities, including emerging market debt securities.

Q.	What are the potential benefits/advantages of the reorganization for shareholders of the Aggregate Bond Fund?

A.	The expense ratio for the Core Plus Bond Fund is lower than the expense ratio for the Aggregate Bond Fund.

The Adviser believes that the reorganization will provide the potential to achieve economies of scale due to the larger combined asset base of the Funds.

Q.	Will the reorganization result in different annual operating expenses (i.e., expense ratios)?

A.	The net expense ratios (after contractual fee waivers/expense reimbursements) for the Aggregate Bond Fund are 0.81% for the Investor Class shares and 0.56% for the Institutional Class shares. Following the reorganization, the Adviser has agreed to cap the expense ratios of the Core Plus Bond Fund’s Investor Class shares at 0.60% and the Institutional Class shares at 0.53% through at least December 31, 2014.

Q.	How does the Board of Directors of the BMO Funds recommend that I vote?

A.	The BMO Funds’ Board of Directors recommends that Aggregate Bond Fund shareholders vote “FOR” the proposed reorganization.

The Board of Directors has determined that reorganizing the Aggregate Bond Fund into the Core Plus Bond Fund, with BMO Asset Management Corp. continuing as the Adviser and TCH acting as the sub-adviser, offers potential benefits to shareholders of the Aggregate Bond Fund. These potential benefits include the lower expense ratios associated with the Core Plus Bond Fund.

Q.	What can you tell me about TCH?

A.	TCH is a registered investment adviser that provides investment management services to investment companies, pension and profit sharing plans, state or municipal government entities, corporations, charitable organizations, and individuals. TCH is a majority-owned subsidiary of the Adviser. As of May 31, 2013, TCH had approximately $7.5 billion in assets under management.

Q.	Who will pay the expenses of the reorganization?

A.	The Adviser will bear all of the expenses associated with the reorganization.

Q.	Will I have to pay U.S. federal income tax as a result of the reorganization?

A.	The reorganization is intended to qualify as a tax-free reorganization for U.S. federal income tax purposes. Shareholders are not expected to recognize any gain or loss for U.S. federal income tax purposes as a result of the reorganization, and their tax basis in the shares of the Aggregate Bond Fund is expected to carry over to the shares of the Core Plus Bond Fund they receive in the reorganization. Shareholders should consult their tax advisers regarding the effect of the reorganization in light of their particular facts and circumstances, including the applicability of state, local and other tax laws.

Q.	Will shareholders be able to vote on the proposed reorganization?

A.	Yes, the reorganization requires the approval of the shareholders of the Aggregate Bond Fund. A combined proxy statement and prospectus, along with proxy voting instructions was mailed to Aggregate Bond Fund shareholders in early July. A meeting of the shareholders of the Aggregate Bond Fund will be held on August 12, 2013, at which time the votes will be cast; however, by returning their proxy cards or voting via the Internet or telephone, shareholders do not need to attend the meeting.

Q.	When will the reorganization take place?

A.	Assuming it is approved by the shareholders of the Aggregate Bond Fund, the reorganization is expected to take place after the close of trading on August 16, 2013. Shortly after completion of the reorganization, shareholders will receive a confirmation statement reflecting the number of shares owned in the Core Plus Bond Fund.

Q.	How does the reorganization affect the BMO Funds?

A.	The reorganization will not affect any of the other mutual fund series of the BMO Funds, Inc.

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